SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RIVER VALLEY BANCORP
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River Valley Bancorp
430 Clifty Drive
P.O. Box 1590
Madison, Indiana 47250-0590
(812) 273-4949

Notice of Annual Meeting of Shareholders

To Be Held On April 16, 2014

The Annual Meeting of Shareholders of River Valley Bancorp will be held at 430 Clifty Drive, Madison, Indiana, on Wednesday, April 16, 2014, at 3:00 p.m., local time.

The Annual Meeting will be held for the following purposes:

1.	Election of Directors. Election of two directors of River to serve a three-year term expiring in 2017.

2.	Approval of the 2014 Stock Option and Incentive Plan. Approval and ratification of the River Valley Bancorp 2014 Stock Option and Incentive Plan.

3.	Ratification of Auditors. Approval and ratification of the appointment of BKD, LLP as auditors for River for the fiscal year ending December 31, 2014.

4.
Advisory Vote on Compensation. An advisory vote regarding the 2013 executive compensation of River’s named executive officers disclosed in this proxy statement, commonly referred to as a “Say on Pay” proposal.

5.	Other Business. Other matters that may properly come before the meeting or at any adjournment.

You can vote at the meeting or any adjournment if you are a shareholder of record at the close of business on February 21, 2014.

We urge you to read the enclosed Proxy Statement carefully so that you will have information about the business to come before the meeting, or any adjournment. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for the fiscal year ended December 31, 2013, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors

Matthew P. Forrester, President

Madison, Indiana
March 18, 2014

It is important that you return your proxy promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 16, 2014.

River’s Annual Report to Shareholders and the Proxy Statement for the Annual Meeting are available at http://www.cfpproxy.com/5503.

River Valley Bancorp
430 Clifty Drive
P.O. Box 1590
Madison, Indiana 47250-0590
(812) 273-4949

Proxy Statement

for

Annual Meeting of Shareholders

April 16, 2014

The Board of Directors of River Valley Bancorp, an Indiana corporation (“River”), is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held at 3:00 p.m., local time, on April 16, 2014, at 430 Clifty Drive, Madison, Indiana, and at any adjournment of the meeting. River’s principal asset consists of 100% of the issued and outstanding shares of Common Stock of River Valley Financial Bank (the “Bank”). We expect to mail this Proxy Statement to our shareholders on or about March 18, 2014.

Items of Business

At the Annual Meeting, shareholders will:

•	vote on the election of two directors to serve a three-year term expiring in 2017;

•	vote on approval and ratification of the River Valley Bancorp 2014 Stock Option and Incentive Plan;

•	ratify the selection of BKD, LLP as auditors for River for 2014;

•	hold an advisory vote regarding the 2013 executive compensation of River’s named executive officers disclosed in this proxy statement; and

•	transact any other matters of business that properly come before the meeting.

We do not expect any other items of business, because the deadline for shareholder nominations and proposals has already passed. If other matters do properly come before the meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote on any other matters brought before the meeting. Those persons intend to vote the proxies in accordance with their best judgment.

Voting Information

Who is entitled to vote?

Shareholders of record at the close of business on February 21, 2014, the record date, may vote at the Annual Meeting. On the record date, there were 1,532,306 shares of River’s Common Stock issued and outstanding. River also had 5,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series A, without par value, liquidation preference $1,000 per share (the “Preferred Stock”) outstanding on February 21, 2014, but these shares do not have the right to vote at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.

How many votes are required to elect directors?

The nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as votes against the nominee. For a description of River’s Corporate Governance Guidelines, which include a requirement for directors to tender their resignation if they receive a greater number of votes “withheld” from their election than votes cast “for” such election, see “Corporate Governance-Board Committees.”

How many votes are required to approve the 2014 Stock Option and Incentive Plan?

A majority of the shares of the River Common Stock voting in person or by proxy and entitled to vote at the Annual Meeting must approve the 2014 Stock Option and Incentive Plan. Abstentions will be included in the number of shares present and entitled to vote on the proposal and accordingly treated as “no” votes, but broker non-votes will be excluded from the number of shares present and entitled to vote on the proposal and will have no effect on the votes.

How many votes are required to ratify the selection of BKD, LLP as auditors of River for 2014?

More votes cast in favor of the proposition than are cast against it are required to ratify the selection of BKD, LLP as auditors of River for 2014. Abstentions and broker non-votes will have no effect on this proposal.

How many votes are required to approve on an advisory basis the 2013 executive compensation of River’s named executive officers?

More votes cast in favor of this proposition than are cast against it are required to approve on a non-binding basis the 2013 executive compensation of River’s named executive officers. Abstentions and broker non-votes will have no effect on the advisory vote on executive compensation.

How do I vote my shares?

If you are a “shareholder of record,” you can vote by mailing the enclosed proxy card. The proxy, if properly signed and returned to River and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If you return your signed proxy card but do not indicate your voting preferences, the proxies named in the proxy card will vote on your behalf “FOR” the nominees for director, “FOR” approval and ratification of the River Valley Bancorp 2014 Stock Option and Incentive Plan, “FOR” the ratification of BKD, LLP as auditors of River for 2014, and “FOR” the advisory vote on the 2013 executive compensation paid to River’s named executive officers.

If you have shares held by a broker or other nominee, you may instruct the broker or other nominee to vote your shares by following the instructions the broker or other nominee provides to you. If you do not submit specific voting instructions to your broker, the organization that holds your shares may generally vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” The proposal to ratify BKD, LLP as our auditors for 2014 is considered routine and therefore may be voted upon by your broker even if you do not give instructions to your broker. However, brokers will not have discretion to vote your shares on the election of directors, on the 2014 Stock Option and Incentive Plan, or on the advisory vote on the 2013 compensation of River’s executive officers. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees, the proposal relating to the 2014 Stock Option and

Incentive Plan, or the advisory vote on the 2013 executive compensation of River’s named executive officers.

Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Can I change my vote after I have mailed my proxy card?

You have the right to revoke your proxy at any time before it is exercised by (1) notifying River’s Secretary Lonnie D. Collins, 430 Clifty Drive, P.O. Box 1590, Madison, Indiana 47250-0590 in writing, (2) delivering a later-dated proxy, or (3) voting in person at the Annual Meeting. If you have instructed a broker to vote your shares, you will need to follow the directions received from your broker to change those instructions.

How do I vote shares held in River’s Employee Stock Ownership Plan?

We maintain an Employee Stock Ownership Plan (the “ESOP”) which owns approximately 10.7% of River’s Common Stock. Employees of River and its subsidiaries participate in the Plan. Each Plan participant instructs the trustee of the Plan how to vote the shares of River Common Stock allocated to his or her account under the Plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote such participant’s shares in accordance with the shareholder’s instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the Annual Meeting, the trustee will vote the shares “FOR” the election of each of the Board’s director nominees, “FOR” the River Valley Bancorp 2014 Stock Option and Incentive Plan, “FOR” the ratification of BKD, LLP as our auditors for 2014, and “FOR” the advisory vote on the executive compensation paid in 2013 to River’s named executive officers. The trustee will vote the shares of River Common Stock held in the Plan but not allocated to any participant’s account and allocated shares as to which no voting instructions are received in the same proportion as the allocated shares in the Plan are voted with respect to each of the proposals submitted to a vote of shareholders at the Annual Meeting, so long as such vote is in accordance with the provision of the Employee Retirement Income Security Act.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card even if you plan to attend the meeting.

If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or other nominee giving you the right to vote the shares at the meeting.

What constitutes a quorum?

The holders of over 50% of the outstanding shares of Common Stock as of the record date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on any director nominee will be deemed present at the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

Principal Holders of Common Stock

The following table provides information, as of February 21, 2014, about each person known by River to own beneficially 5% or more of the Common Stock.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class

River Valley Financial Bank, as Trustee of the ESOP 430 Clifty Drive Madison, IN 47250	163,600	(2)	10.7%

Thomas M. and Mary E. Davee 215 West Main Street Madison, IN 47250	138,023	(3)	9.0%

First Opportunity Fund, Inc. Stewart West Indies Trading Company, Ltd. d/b/a/ Stewart Investment Advisors Rocky Mountain Advisors, LLC 2344 Spruce Street, Suite A Boulder, CO 80302	89,993	(4)	5.9%

(1)
Unless other information is given, the named beneficial owner has sole voting and dispositive power with respect to the shares. The information in this chart with respect to the shareholders listed in the chart is based on Schedule 13D and 13G Report(s) they filed with the Securities and Exchange Commission (the “SEC”) containing information concerning shares held by them. It does not reflect any changes in shareholdings that may have occurred since the date of those filings.

(2)
These shares, as to which voting and dispositive power is shared, are held by the Trustee of the River Valley Bancorp Employee Stock Ownership Plan and Trust (the “ESOP”). The employees participating in the ESOP are entitled to instruct the Trustee on how to vote shares held in their accounts under the ESOP. The ESOP requires the Trustee to vote any unallocated shares held in a suspense account under the ESOP or allocated shares as to which voting instructions are not received in the same proportion as allocated shares are voted.

(3)	Thomas M. Davee and Mary E. Davee are married and jointly own these shares. They share voting and dispositive power as to such shares.
(4)
Stewart West Indies Trading Company, Ltd., d/b/a/ Stewart Investment Advisors (“SIA”), Bellerive, Queen Street, St. Peter, Barbados, Rocky Mountain Advisors, LLC (“RMA”) and First Opportunity Fund, Inc. indicated that they may be the beneficial owners of these shares. According to a Schedule 13G amendment filed with the SEC on February 15, 2013, SIA and RMA are registered investment advisors. First Opportunity Fund, Inc. is one of their clients, with whom they share investment power and voting power.

Proposal 1 — Election of Directors

The Board of Directors currently consists of six members. The By-Laws provide that the directors are to be divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually. The nominees for director this year are Michael J. Hensley and Lillian Sue Livers, M.S., R.D., current directors of River. If the shareholders elect Mr. Hensley and Mrs. Livers at the Annual Meeting, their terms will expire in 2017.

Fred W. Koehler, one of the Company’s directors, is the cousin of John Muessel, the Bank’s Vice President - Trust Services. Management believes that because this relationship is so remote, it does not cause Mr. Koehler to lose his independence under the Listing Standards for the Nasdaq Stock Exchange. Apart from this relationship, no director is related to any other director or executive officer of River or nominee for director by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

The Board recommends that you vote FOR the nominees.

The following table sets forth certain information on the nominees for the position of director of River and each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock and Preferred Stock beneficially owned as of the record date. The table also includes information on the number of shares of River Common Stock and Preferred Stock beneficially owned by all directors and executive officers of River as a group and by River’s named executive officers who are not also directors. The holders of the Preferred Stock do not have the right to vote at the Annual Meeting of Shareholders.

Name	Expiration of Term as Director	Director of River Since	Common Stock Beneficially Owned as of February 21, 2014 (1)		Percentage of Class of Common Stock	Preferred Stock Beneficially Owned as of February 21, 2014		Percentage of Class of Preferred Stock
Director Nominees
Michael J. Hensley	2017	1996	24,332	(2)	1.6%	—		—
Lillian Sue Livers, M.S., R.D.	2017	2002	2,805	(3)	*	—		—

Directors Continuing in Office
Lonnie D. Collins	2015	2012	55,184	(4)	3.6%	—		—
Matthew P. Forrester	2015	1999	51,312	(5)	3.3%	—		—
Fred W. Koehler	2016	1996	62,753	(6)	4.1%	750	(7)	15%
Charles J. McKay, CPA	2016	2000	7,000	(8)	*	—		—

Named Executive Officers
Anthony Brandon, Executive Vice President			13,458	(9)	*	—		—
John Muessel, Vice President-Trust Services			13,598	(10)	*	—		—

All directors and executive officers as a group (11 persons)			255,014	(11)	16.6%	750	(12)	15%

*	Under 1% of outstanding shares.
(1)
Unless otherwise indicated, each nominee or director has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors residing in their homes.

(2)
Of these shares, 10,000 are held jointly by Mr. Hensley and his spouse and 6,000 shares are held by a trust as to which Mr. Hensley serves as trustee. These shares are pledged to secure a bank loan from another financial institution to Mr. Hensley and his spouse.

(3)	These shares are held jointly by Ms. Livers and her spouse.
(4)	Of these shares, 40,000 are held jointly by Mr. Collins and his spouse.
(5)
Of these shares, 9,852 are held jointly by Mr. Forrester and his spouse, 1,535 are held in an IRA for his spouse, 192 are held by him as custodian for his children, and 10,098 were held under the ESOP as of December 31, 2013.

(6)	Of these shares, 62,153 are held jointly by Mr. Koehler and his spouse.
(7)	500 of these shares are held in a family trust as to which Mr. Koehler’s spouse serves as trustee, and 250 are held jointly by Mr. Koehler and his spouse.
(8)	These shares are held jointly by Mr. McKay and his spouse.
(9)
Of these shares, 5,100 are held jointly by Mr. Brandon and his spouse, 1,000 are subject to stock options granted under the River Valley Bancorp Option Plan (the “Option Plan”), 900 shares were granted under the River Valley Recognition and Retention Plan (“Recognition and Retention Plan”), and 6,458 are held under the ESOP as of December 31, 2013.

(10)	Includes 4,848 shares held under the ESOP as of December 31, 2013, and 8,500 shares held jointly with Mr. Muessel’s spouse.
(11)
Of these shares, 900 are held under the Recognition and Retention Plan, 5,000 are subject to stock options granted under the Option Plan, and 39,354 were allocated to such persons under the ESOP as of December 31, 2013.

(12)	The holders of shares of Preferred stock do not have the right to vote at the Annual Meeting.

Presented below is information concerning the director nominees and continuing directors of River:

Lonnie D. Collins (age 65) has served as Secretary of River for over 30 years and has been a practicing attorney in Madison for over 35 years. He recently retired as an attorney but continues to serve as River’s Secretary.

Matthew P. Forrester (age 57) became President and Chief Executive Officer of River and the Bank in October, 1999. He previously had served as Senior Vice President, Treasurer and Chief Financial Officer of Home Loan Bank and Home Loan Bancorp in Fort Wayne, Indiana for more than five years. Prior to joining Home Loan Bank, he served as an examiner with the Indiana Department of Financial Institutions. He also serves as a Director of the Federal Home Loan Bank of Indianapolis and on the Board of Trustees of Hanover College.

Michael J. Hensley (age 58) is an attorney with the law firm Jenner, Pattison, Hensley & Wynn. He has been affiliated with that law firm or its predecessor for over ten years. Mr. Hensley served as a Compliance Officer, Assistant Trust Officer and the General Counsel to The Madison Bank & Trust Company from 1980 to January, 1989.

Fred W. Koehler (age 73) is retired. He formerly owned and operated Koehler Tire Co., a tire and automotive parts store in Madison, Indiana, and served as the Jefferson County Auditor for eight years. He serves as Chairman of the Boards of Directors of River and the Bank.

Lillian Sue Livers, M.S., R.D. (age 64) has served as Director of The King’s Daughters’ Hospital & Health Service Foundation since 2006, and was Director of Nutrition Services of The King’s Daughters’ Hospital and Health Services between 1971 and 2006.

Charles J. McKay (age 61) is the owner of the accounting firm McKay Accounting Services, which is based in Madison, Indiana.

Each of River’s directors and director nominees has particular experience, qualifications, attributes and skills that qualify him or her to serve as a director of River. These particular attributes are set forth below for each such director or director nominee.

•
Lonnie D. Collins has practiced real estate law, corporate law and estate planning as an attorney in River’s market area for over 35 years. His service as Secretary of River for over 30 years has caused him to become very familiar with River’s personnel, history and corporate structure. This knowledge and these skill sets make his service as a director valuable to River.

•
Matthew P. Forrester has been the CEO of River and the Bank for over 10 years. He previously served as a chief financial officer of another financial institution for more than 15 years. He is currently serving as a director of the Federal Home Loan Bank of Indianapolis. This background and experience enhances his ability to provide leadership to River in his roles as President and Chief Executive Officer.

•
Michael J. Hensley is an attorney representing clients in a variety of litigation matters. This experience assists River and the Bank in its evaluation of matters of litigation and the execution and collection of debt obligations.

•
Fred W. Koehler owned and operated a business for over 30 years and served as Jefferson County Auditor for eight years. He is also active in the Bank’s communities. His experience and profile assist River and the Bank with their business lending strategies. His financial background provides value to the Board, including with respect to its analysis of River’s operating results, financial condition, and financial budgets.

•
Lillian Sue Livers, M.S., R.D., is the foundation executive director of the local hospital and is active in the medical community. She has extensive experience in preparing and monitoring operating, salary and capital equipment budgets. Her expertise with respect to community service needs and capabilities is valuable to River and the Bank. Her accounting background and experience helps her analyze River’s financial reports.

•
Charles J. McKay is the sole proprietor of an accounting firm, practiced in public accounting for over 35 years, and has been a licensed CPA for over 25 years. Mr. McKay’s extensive accounting background enables him to provide value to the Board in his role as the Board’s audit committee financial expert, and as Chairman of River’s Audit Committee.

Corporate Governance

Director Independence. All of the directors, except Matthew P. Forrester, meet the standards for independence of Board members set forth in the Listing Standards for the Nasdaq Stock Exchange. Moreover, all members of River’s Audit Committee, Stock Compensation Committee, Compensation Committee, and Governance and Nominating Committee meet these independence standards for the committees on which they serve. The Board of Directors of River considers the independence of each of the directors under the Listing Standards of the Nasdaq Stock Exchange, which for purposes of determining the independence of Audit Committee members also incorporate the standards of the SEC included in Reg. § 240.10A-3(b)(1). Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between River or its subsidiaries and the directors, members of their immediate family, or entities in which the directors have a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.

Fred W. Koehler serves as Chairman of the Board of Directors while Matthew P. Forrester serves as its President and Chief Executive Officer. River’s Board of Directors believes that River has more effective oversight by having an independent Chairman. The Board believes an independent Chairman does not necessarily have inherent conflicts that an insider or employee director might face. The Board believes that the perspective of an independent Chairman results in a more proactive and effective Board of Directors. The Chairman, in his capacity as such, effectively serves as the lead independent director of River, although he has not been so designated.

Director Requirements and Nomination Process. River’s By-Laws require directors to have their primary domicile in either Jefferson County, Indiana or Trimble County, Kentucky; to have had a loan or deposit relationship with the Bank for a continuous period of twelve months prior to their nomination to the Board; and, if a non-employee director, to have served as a member of a civic or community organization based in either Jefferson County, Indiana or Trimble County, Kentucky, for at least a continuous period of twelve months during the five years prior to their nomination to the Board.

Meetings of the Board of Directors. During the fiscal year ended December 31, 2013, the Board of Directors of River met or acted by written consent ten times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of River held while he or she served as director and of meetings of committees on which he or she served during that fiscal year.

Board Committees. River’s Board of Directors has an Audit Committee, a Stock Compensation Committee, a Compensation Committee, and a Governance and Nominating Committee, among its other Board committees. All committee members are appointed by the Board of Directors.

The Audit Committee, comprised of all directors except Matthew P. Forrester and Lonnie D. Collins, recommends the appointment of River’s independent accountants, and meets with them to outline the scope and review the results of that audit. The Chairman of the Audit Committee is Charles J. McKay. In addition, the Board of Directors has determined that Charles J. McKay is a “financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934. The Audit Committee met five times during the fiscal year ended December 31, 2013. The Board of

Directors has adopted a written charter for the Audit Committee, which is posted on River’s website at www.rvfbank.com. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

The Stock Compensation Committee administers the Option Plan and the Recognition and Retention Plan, and will administer the 2014 Stock Option and Incentive Plan, if it is approved by River’s shareholders. The members of that Committee are all of River’s directors except Matthew P. Forrester. Its Chairman is Fred W. Koehler. The Stock Compensation Committee met once during the fiscal year ended December 31, 2013.

The Compensation Committee establishes compensation for River’s executive officers. Its members include all outside directors. Its Chairman is Fred W. Koehler. The Compensation Committee met two times in 2013. The Compensation Committee has a separate charter which is posted on River’s website at www.rvfbank.com.

The Governance and Nominating Committee, referred to here as the “Nominating Committee,” selects the individuals who will be nominated for election to River’s Board of Directors each year. It met one time during 2013. Its members for this year’s nominations were Directors Koehler, Collins, and McKay. Its Chairman was Fred W. Koehler. The Nominating Committee has a separate charter that is available at www.rvfbank.com.

The Corporate Governance Guidelines adopted by the Nominating Committee include provisions dealing with the qualifications and responsibilities of directors, ongoing director education, director committees and their duties, and director access to officers and employees. In addition, the guidelines include the following provisions:

•
establishing a requirement that a director offers to resign upon a material change in his or her principal employment or principal employment responsibilities. This requirement provides the Board with the opportunity to consider whether the director’s continued service on the Board is in the shareholders’ best interest;

•	establishing a limit on the number of public company boards on which directors may serve. This will help ensure that River’s directors are able to commit the time required for Board service;

•	requiring directors to meet periodically without employee directors or management;

•	requiring each director and each executive officer to own a minimum of 1,000 shares of Common Stock of River, either of record or beneficially;

•	requiring an annual evaluation of the performance of the Board and its committees; and

•	providing a framework for evaluation of management and succession planning.

Directors 75 years or older are not eligible for re-election or appointment to the Board of Directors, and directors must retire from the Board at the annual shareholder meeting following the director’s attainment of age 75.

In response to significant interest in majority voting for directors in the corporate and legal communities, and growing sentiment of shareholders of various companies that such a standard would increase a board’s accountability, in 2009 the Board adopted an amendment to its Corporate Governance Guidelines to include a director resignation policy (the “Director Resignation Policy”). The Board believes that this policy gives real meaning to the majority “withhold” vote without suffering the unintended consequences resulting from state law “holdover” provisions. The Board also believes this policy serves the interests of River’s shareholders by establishing direct and effective consequences for directors who do not receive a majority vote. According to the Director Resignation Policy:

•
Any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation as a director to the Chairman of the Board.

•
The Governance and Nominating Committee, which consists entirely of independent directors, must recommend to the full Board whether to accept or reject the resignation based on all relevant factors (including any stated reasons why shareholders withheld their votes).

•	The Board must act on the Governance and Nominating Committee’s recommendation no later than 90 days following the tender of the director’s resignation.

•	No affected resigning director will participate in either the Governance and Nominating Committee recommendation or the Board consideration of that director’s resignation.

•
Within four days of the Board reaching its decision, River must disclose the Board’s decision, providing a full explanation of the process by which the decision was reached, in a Form 8-K filed with the SEC.

Although the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose, as it will address nominations on a case by case basis. When considering a potential candidate for membership on River’s Board of Directors, the Nominating Committee considers issues of diversification, age, skills relevant to River’s business, community involvement, professional and business experience, and ethical conduct. The Nominating Committee also considers the qualification requirements for Directors in River’s By-Laws as described above under “Director Requirements and Nomination Process.” The Nominating Committee assesses the effectiveness of its efforts to have a diverse Board of Directors by periodically reviewing the current Board members for geographic, occupational, gender, race and age diversity. The Nominating Committee does not have specific minimum qualifications that must be met by a Nominating Committee-recommended candidate and it has no specific process for identifying the candidates other than those prescribed in the By-Laws. There are no differences between the manner in which the Nominating Committee evaluates a candidate that is recommended by it for nomination to River’s Board of Directors and the manner it evaluates a candidate recommended by a shareholder. The Nominating Committee has not received formal nominations of directors to serve on River’s Board of Directors from any of River’s shareholders in connection with the Annual Meeting.

Article III, Section 12 of River’s By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors if they follow the procedures in the By-Laws for submitting nominations. The procedures include, among other requirements, that the shareholder deliver written notice of a proposed nomination to the Secretary of River not less than 120 days prior to the Annual Meeting or, if less than 130 days’ notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in River’s By-Laws if the Annual Meeting is held on that date), the shareholder notice must be received not later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made.

Risk Oversight. The Board of Directors plays an active role in the oversight of credit risk, operational risk, liquidity risk, and similar risks of the business of River. It performs this role primarily through its committee structure. The Audit Committee of River considers risk issues associated with River’s financial reporting and disclosure process and also monitors controls for material weaknesses in the audit function. The Audit Committee meets periodically with the chief financial officer and senior credit risk officer of River in carrying out these responsibilities. The full Board and Audit Committee have access, as needed, to the executive officers and other employees of River who help supervise day-to-day risk management responsibilities of River. They also have access to legal representation to the extent deemed necessary to assist with their risk oversight responsibilities. In addition, the Compensation Committee and the Stock Compensation Committee evaluate the compensation programs of River to ensure that they do not increase incentives among management employees to take undue risk. The Bank also has Loan and Asset/Liability committees, whose members are available to the Board, to monitor risks related to liquidity and interest rates and lending risks.

Communications with Directors. River has adopted a policy for its shareholders to send written communications to River’s directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at River’s main office. River has also adopted a policy that strongly encourages its directors to attend each Annual Meeting of shareholders. All of River’s directors serving at the time attended the Annual Meeting of Shareholders on April 17, 2013.

Executive Compensation

Summary Compensation Table for 2013

The following table presents information for compensation awarded to, earned by, or paid to Matthew P. Forrester and Anthony D. Brandon (the “Named Executive Officers”) for 2013 and 2012.

Name and Principal Position	Year	Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Matthew P. Forrester	2013	$227,787	$46,518	$2,683	$425	$277,413
President and Chief Executive Officer	2012	218,043	31,701	1,310	550	251,604

Anthony D. Brandon	2013	$127,808	$28,745	—	$425	$156,978
Executive Vice President	2012	122,654	19,545	—	450	142,649

John Muessel	2013	$92,961	$7,913	—	$425	$101,299
Vice President-Trust Services

(1)	Includes any amounts earned but deferred, including amounts deferred under the Bank’s 401(k) Plan and in the case of Mr. Forrester, director fees whether paid or deferred.
(2)
The amounts in these columns represent certain amounts that were earned for services under the Bank’s 2012 and 2013 Incentive Plans. The amounts in 2012 were 75% of the amounts earned based on performance criteria satisfied in 2012, but paid in January 2013. The amounts in 2013 were 75% of the amounts earned in 2013, but paid in 2014 under the 2013 Incentive Plan, plus the 25% from the 2012 award paid in 2014. For Mr. Forrester, these amounts for 2013 were $10,567 for 2012 and $35,951 for 2013. For Mr. Brandon, those amounts were $6,515 and $22,230, respectively. For Mr. Muessel, the amounts in 2013 were $2,315 for 2012 and $5,598 for 2013.

(3)
Included in this column for Mr. Forrester is $2,683 of the above market interest on deferred director fees for 2013 and $1,310 of above market interest on deferred director fees for 2012. Interest accrued at the rate of 7.72% per annum under Mr. Forrester’s deferred compensation agreement in 2013 and 7.32% in 2012.  The applicable market rate of interest was 6.81% per year for 2012 and 2013.

(4)	The Named Executive Officers received certain perquisites during 2012 and 2013, but the incremental cost of providing those perquisites did not exceed the $10,000 disclosure threshold.

Stock Option Plan

On April 29, 1997, the Board of Directors of River approved the River Valley Bancorp Stock Option Plan (the “Option Plan”), which became effective on June 23, 1997, when the shareholders approved the Option Plan. The Stock Compensation Committee, which is composed of non-employee directors, administers the Option Plan.

The Option Plan provides for the grant of incentive and non-qualified stock options and reserved 238,050 shares of Common Stock for issuance pursuant to the exercise of such options. As of the date of this Proxy Statement, options for 14,066 shares of Common Stock remain outstanding under the Option Plan with an average exercise price per share of $17.29, and 26,820 shares of Common Stock are reserved for future issuance under the Option Plan. River’s Board of Directors may terminate the Plan at any time, but termination of the Option Plan may not adversely affect the validity of options previously granted under the Plan. No incentive options may be granted under the Option Plan at this time, but non-qualified stock options may be granted.

The Stock Compensation Committee may grant options under the Option Plan to officers and other key employees of River or its subsidiaries who are materially responsible for the management or operation of the business of River or its subsidiaries and have provided valuable services to River or its subsidiaries. Any individual may be granted more than one option under the Option Plan.

The price to be paid for shares of Common Stock upon the exercise of each stock option may not be less than the fair market value of the shares on the date on which the option is granted.

Options are generally granted for terms of ten years (in the case of incentive options) or ten years and one day (in the case of non-qualified options), and at an exercise price per share equal to the fair market value of the shares on the date of the grant of the stock options. Options will become exercisable at a rate specified by the Stock Compensation Committee, subject to early vesting in the event of death or disability. Options granted under the Option Plan are adjusted for capital changes such as stock splits and stock dividends.

The exercise price of each share of stock is to be paid in full in cash at the time of exercise. Under circumstances specified in the Option Plan, optionees may deliver a notice to their broker to deliver to River the total exercise price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of any withholding tax obligation of River. Payment of the exercise price may also be effected by tendering whole shares of River’s Common Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during specified periods.

Recognition and Retention Plan

The River Valley Bancorp Recognition and Retention Plan provides our officers and directors an ownership interest in River through grants of Common Stock. Since 1997, the Bank has contributed funds to the Recognition and Retention Plan to enable it to award 84,890 shares out of a total authorized number of shares of 95,220. Of the total number of awarded shares, 84,490 were purchased by the Plan and 400 shares forfeited back to the Plan. As of December 31, 2013, 10,330 shares were available for future awards.

Awards are nontransferable and nonassignable, and during the lifetime of the recipient can only be earned by and made to him or her. The shares which are subject to an award will vest and be earned by the recipient at a rate of 20% of the shares awarded at the end of each full twelve months of service with us after the date of grant of the award. Service includes service as a director or director emeritus of River Valley or River. Awards are adjusted for capital changes such as stock dividends and stock splits.

Awards will become 100% vested upon termination of employment or service due to death or disability. If an executive officer’s or director’s employment and/or service were to terminate for other reasons, the grantee would forfeit any nonvested award. If employment or service is terminated for cause, or if conduct would have justified termination or removal for cause, shares not already distributed under the Recognition and Retention Plan, whether or not vested, may be forfeited by resolution of the Board of Directors of River.

When shares become vested and may actually be distributed in accordance with the Recognition and Retention Plan, the participants also receive amounts equal to accrued dividends and other earnings or distributions payable with respect to the Common Stock. When shares become vested under the Recognition and Retention Plan, the participant will recognize income equal to the fair market value of the Common Stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed earlier. The amount of income recognized by the participant is a deductible expense for tax purposes for River. Shares not yet vested under the Recognition and Retention Plan are voted by the Trustee of the Recognition and Retention Plan, taking into account the best interests of the recipients of the Recognition and Retention Plan awards.

2013 River Valley Financial Bank Incentive Plan

On December 11, 2012, the Board of Directors of the Bank adopted the 2013 River Valley Financial Bank Incentive Plan (the “2013 Incentive Plan”).  The 2013 Incentive Plan provided target cash incentive awards for 2013 for the Bank’s Chief Executive Officer, Executive Vice President, Senior Officers, Vice Presidents, Internal Auditor, Compliance Officer, Executive Administrative Assistant, Loan Officers and Wealth Management Officers.

Under the 2013 Incentive Plan, incentive payments based on a percentage of an employee’s base salary were made based on achievement of threshold, targeted or maximum expected performance goals in several areas:

•	Total Shareholder Return: price appreciation of Common Stock of River during 2013 plus the annualized dividend rate paid on the Common Stock

•	Loan Portfolio Growth: net growth in the loan portfolio during 2013

•	Profitability: net income in 2013

•	Asset Quality Targets based on:

Non-Performing Assets: loans delinquent more than 90 days and other real estate owned in 2013, and

Charge-Offs: losses net of recoveries in 2013

Determination of the annual incentives was generally based on overall Bank performance and departmental and/or individual criteria. Wealth management officers had a defined monetary goal based upon improvement in assets under management.

For the Bank’s Chief Executive Officer (“CEO”) and Executive Vice President (“EVP”), the target incentive payment was 15% of base salary and the maximum incentive payment was 30% of base salary.  Fifty percent of the award was based on Total Shareholder Return, the greater of 25% on Profitability or Loan Portfolio Growth (having an average risk weighting of 3.8), and 25% on Asset Quality Targets.  The Asset Quality Target was based 50% on improvement in Non-Performing Assets and 50% on improvement in Charge-Offs.

The 2013 goals for the CEO and the EVP were the following:

•	Total Shareholder Return: threshold = 8%; target = 12%; maximum = 16%

•	Loan Portfolio Growth: threshold = 3%; target = 6%; maximum = 9%

•	Profitability: threshold = $4.0 million; target = $4.5 million; maximum = $5.1 million

•	Non-Performing Assets (as a percentage of total assets): threshold = 4.2%; target = 3.6%; maximum = 3.0%

•	Charge-Offs (as a percentage of loan portfolio): threshold = <.80%; target = <.60%; maximum = <.50%

Targets were also established in the 2013 Incentive Plan for non-executive officers who participate therein.

Awards were earned as of December 31, 2013. Seventy-five percent of the 2013 awards was paid on January 31, 2014, and 25% will be paid, with interest, one year later.  The Board may recapture the deferred 25% of the awards previously paid if it is determined that the awards were based on materially misstated financial information. The 2013 awards already paid to the named executive officers are set forth in the Summary Compensation Table in this Proxy Statement.

2014 River Valley Financial Bank Incentive Plan

On December 10, 2013, the Board of Directors of the Bank adopted the 2014 River Valley Financial Bank Incentive Plan (the “2014 Incentive Plan”). The 2014 Incentive Plan provides target cash incentive awards for 2014 for the Bank’s Chief Executive Officer, Executive Vice President, Senior Officers, Vice Presidents, Internal Auditor, Compliance Officer, Executive Administrative Assistant, Loan Officers and Wealth Management Officers.

Under the 2014 Incentive Plan, incentive payments based on a percentage of an employee’s base salary will be made based on achievement of threshold, targeted or maximum expected performance goals in several areas:

•	Total Shareholder Return: price appreciation of Common Stock of River during 2014 plus the annualized dividend rate paid on the Common Stock

•	Loan Portfolio Growth: net growth in the loan portfolio during 2014

•	Profitability: net income in 2014

•	Asset Quality Targets based on:

Non-Performing Assets:  loans delinquent more than 90 days and other real estate owned in 2014, and

Charge-Offs:  losses net of recoveries in 2014

Determination of the annual incentives will generally be based on overall Bank performance and departmental and/or individual criteria. Wealth management officers have a defined monetary goal based upon improvement in assets under management.

For the Bank’s Chief Executive Officer (“CEO”) and Executive Vice President (“EVP”), the target incentive payment will be 15% of base salary and the maximum incentive payment will be 30% of base salary. Fifty percent of the award will be based on Total Shareholder Return, the greater of 25% on Profitability or Loan Portfolio Growth (having an average risk weighting of 3.8), and 25% on Asset Quality Targets. The Asset Quality Target will be based 50% on Non-Performing Assets and 50% on Charge-Offs.

The 2014 goals for the CEO and the EVP are the following:

•	Total Shareholder Return: threshold = 8%; target = 12%; maximum = 16%

•	Loan Portfolio Growth: threshold = 4%; target = 5%; maximum = 7%

•	Profitability: threshold = $4.4 million; target = $4.625 million; maximum = $4.85 million

•	Non-Performing Assets (as a percentage of total assets): threshold = 3.6%; target = 3.0%; maximum = 2.4%

•	Charge-Offs (as a percentage of loan portfolio): threshold = <.50%; target = <.40%; maximum = <.30%

Targets are also established in the 2014 Incentive Plan for non-executive officers who participate therein.

Awards are earned as of December 31, 2014, and will be forfeited if employment is terminated prior to that time. Seventy-five percent of the 2014 awards will be paid on January 31, 2015, and 25% will be paid one year later. The Board may recapture the deferred 25% of the awards previously paid if it is determined that the awards were based on materially misstated financial information.

The Board of Directors of the Bank may amend and terminate the 2014 Incentive Plan and awards as it deems appropriate.

Clawback Policy

River’s Board of Directors has adopted a Clawback Policy (the “Policy”). The Policy provides that where (1) the incentive compensation (or the vesting of an incentive award) paid to an executive officer of River was based upon the achievement of financial results, as reported with the SEC, that are subsequently restated  due to material noncompliance with securities law financial reporting requirements, (2) a lower payment would have been made (or lesser or no vesting would have occurred as to any such award) to such officer based upon the restated financial results, and (3) the incentive compensation or the vesting of any award was received or occurred during the 3-year period preceding the date of the restatement, River may receive from such executive officer the portion of the incentive compensation paid that is greater than the amount that would have been paid had the financial results been properly reported.

River may seek direct repayment from the affected executive officer or reduce other compensation owed to such officer by an amount equal to the remaining repayment obligation. River may also seek to recover gains from the sale of vested shares or shares purchased upon the exercise of options subject to clawback. The Compensation Committee may also cancel outstanding equity awards subject to clawback.

401(k) Plan

Our full-time salaried employees who are over 21 years of age with at least one year of service may participate in the River Valley Financial Bank 401(k) Savings Plan. Participants may elect to make monthly contributions up to 6% of their salary, subject to any applicable limits under the Internal Revenue Code. In 2013, we made a matching contribution of 75% of the employee’s contribution that does not exceed 6% of the employee’s salary for employees hired after September 1, 2005. The match for employees hired prior to September 1, 2005, was suspended in October 2009. These contributions may be invested at each employee’s direction in one or more of a number of investment options available under the Plan. Employee contributions to the 401(k) Plan are fully vested upon receipt. Matching contributions vest after three years of service. The normal distribution is a lump sum upon termination of employment, although other payment options may be selected.

Employee Stock Ownership Plan and Trust

River established for eligible employees an Employee Stock Ownership Plan (the “ESOP”) effective January 1, 1996. Employees with at least one year of employment and who have attained age 21 are eligible to participate. The ESOP borrowed funds from River and used such funds to purchase 190,440 shares at $10.00 per share at the time the Bank converted to stock form. That loan has been paid in full and all of the shares purchased have been allocated to participants in the ESOP.

In 2012 and 2013, the Company contributed $120,000 and $100,000, respectively, to the ESOP, and the ESOP used these contributions to purchase shares of Common Stock on the open market.

Benefits under the ESOP generally become 100% vested after three years of credited service. Prior to the completion of three years of credited service, a participant who terminates employment for reasons other than death, retirement, or disability will not receive any benefit under the ESOP. Forfeitures are reallocated among remaining participating employees upon the earlier of the forfeiting participant’s death or after the expiration of at least three years from the date on which such participant’s employment was terminated. Benefits are payable in the form of Common Stock or cash upon death, retirement, early retirement, disability or separation from service.

River has established a committee of employees of the Bank to administer the ESOP. The Bank’s Trust Department serves as corporate trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act.

Outstanding Equity Awards at December 31, 2013

The following table presents information on stock options and restricted stock held by the Named Executive Officers on December 31, 2013.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Date of Full Vesting of Stock
Name	Exercisable	Unexercisable (1)	Price ($)	Date	Vested (#)	Vested ($) (2)	Awards

Matthew P. Forrester	—	—	—	—	—	—	—
Anthony D. Brandon	1,000	—	$14.56	09/16/2018	900	$23,400	9/20/16
John Muessel	—	—	—	—	—	—	—

(1)	The shares represented could not be acquired by the Named Executive Officers as of December 31, 2013.
(2)	The market value of these awards is determined by multiplying the number of shares by the closing price of River’s Common Stock on December 31, 2013, which was $26.00 per share.

Defined Benefit Pension Plan

The Bank provides a Pentegra Group defined benefit pension plan, which is a noncontributory, multi-employer comprehensive pension plan. Separate actuarial valuations are not made for individual employer members of the Pension Plan. An employee’s pension benefits are 100% vested after five years of service.

The Pension Plan provides for monthly or lump sum retirement benefits determined as a percentage of the employee’s average salary (for his highest five consecutive years of salary) times his years of service. Salary includes base annual salary as of each January 1, exclusive of overtime, bonuses, fees and other special payments. Early retirement, disability, and death benefits are also payable under the Pension Plan, depending upon the participant’s age and years of service. Benefits are currently subject to maximum Internal Revenue Code limitations of $210,000 per year.

Benefits under River’s Pension Plan are based upon the average of the employee’s highest five years base salary as of January 1. The benefit formula is 1.25%. There is a five year cliff vesting. Normal retirement age is 65. However, there is an early retirement provision beginning at age 45 with a 3% discount for each year before the normal retirement age. A lump sum benefit is available on balances earned prior to October 1, 2006.

River discontinued new enrollees in the Pension Plan as of September 1, 2005. We recorded expenses totaling $358,978 for the Pension Plan during the fiscal year ended December 31, 2013.

Employment Agreements

The Bank has entered into an employment agreement with Matthew P. Forrester, the Bank’s President and Chief Executive Officer. The agreement is for a three-year term and extends annually for an additional one-year term to maintain its three-year term if the Bank’s Board of Directors determines to so extend it. Under the agreement, Mr. Forrester receives an initial annual salary equal to his current salary, subject to increases approved by the Board of Directors. The agreement also provides, among other things, for Mr. Forrester’s participation in other bonus and fringe benefit plans available to other employees. He may terminate his employment upon ninety days’ prior written notice to the Bank. The Bank may discharge him for just cause at any time or in certain events specified by applicable law or regulations. If the Bank terminates Mr. Forrester’s employment for other than just cause or he is constructively discharged and such termination does not occur after a change in control of the Bank or River, the agreement provides for his receipt of a lump-sum or periodic payment of an amount equal to the sum of (A) his base salary through the end of the then-current term, plus (B) his base salary for an additional twelve-month period, plus (C) in his sole discretion and in place of continued participation in his employer’s fringe benefit plans, cash in an amount equal to the cost of obtaining all health, life, disability and other benefits in which he would otherwise be eligible to participate. If following a change in control of the Bank or River, Mr. Forrester is not offered employment for at least 36 months in his same position with similar responsibilities and at the same compensation and substantially the same benefits as he was receiving prior to the change in control, or if such employment does not continue for 36 months after such offer of employment is accepted by Mr. Forrester, the agreement provides for his receipt of a lump-sum payment of an amount equal to the difference between (A) the product of 2.99 times his “base amount” (as defined in Section 280G(b)(3) of the Internal Revenue Code) and (B) the sum of any other parachute payments, as determined under Section 280G(b)(2) of the Internal Revenue Code. If the payments provided for under the agreement, together with any other payments made to Mr. Forrester by the Bank, are determined to be payments in violation of the “golden parachute” rules of the Internal Revenue Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. As of December 31, 2013, the cash compensation that would be paid to Mr. Forrester under the agreement if such agreement were terminated after a change in control of the Bank would be $652,050. River has guaranteed the obligations of the Bank under this employment agreement.

For purposes of the employment agreement, a change in control occurs if:

•
a person or group acquires ownership of stock representing more than 50% of the Bank’s or River’s total fair value or total voting power of the stock of the Bank or River and stock of the Bank or River remains outstanding after the transaction;

•	a person or group acquires ownership of stock representing 30% or more of the total voting power of the stock of the Bank or River;

•
during a twelve-month period, a majority of the directors of River is replaced by directors whose appointment or election is not endorsed by a majority of the members of River’s Board in office before the date of the appointment or election, unless another corporation is a majority shareholder of River; or

•
a person or group, other than shareholders of the Bank or an entity controlled by shareholders of the Bank, acquires more than 40% of the total gross fair market value of the Bank’s assets, unless the person or group owns 50% or more of the total value or voting power of the Bank’s stock.

A similar contract has been entered into with Anthony D. Brandon, Executive Vice President of River. The cash compensation that would be paid to Mr. Brandon under the agreement if such agreement were terminated after a change of control of River without cause by the Bank, or for cause by Mr. Brandon, would be $402,000.

A third contract, which currently has a three-year term, has been entered into with John Muessel, Vice President-Trust Services, of River. The cash compensation which would be paid under this third contract if the affected employee were terminated after a change of control of River without cause by the Bank, or for cause by the employee, would be $285,000.

Salary Continuation Agreement

On January 25, 2007, the Bank entered into a Salary Continuation Agreement with Mr. Forrester. The agreement provides that if Mr. Forrester retires at age of sixty-five, he will receive an annual benefit in the amount of $50,000 in equal monthly installments for a period of fifteen years. If Mr. Forrester retires after attaining the age of sixty-two but prior to age sixty-five, he will receive in equal monthly installments over a period of fifteen years an amount equal to his accrued liability (the “Accrued Balance”) under the agreement. If Mr. Forrester’s employment is terminated prior to age sixty-two, the Agreement provides that he will receive a lump sum payment of the Accrued Balance as determined at the end of the month prior to the termination. If Mr. Forrester dies before complete distribution of the benefits, the remaining benefit will be distributed to his beneficiary. The agreement also provides for Mr. Forrester to receive a lump sum payment of his Accrued Balance if a disability results in the termination of his employment before age sixty-two. He is entitled to the same payment he would receive upon normal retirement if his employment is terminated after a change in control of the Bank (as defined in Internal Revenue Code Section 409A), payable in a lump sum within 30 days after his termination of employment. Any payments made upon a change in control are subject to reduction to avoid adverse tax consequences under Section 280G of the Internal Revenue Code of 1986, as amended. The Salary Continuation Agreement will be administered by the plan administrator, which will be the Bank’s Board of Directors or a committee or person appointed by the Board. The amount accrued under this Agreement during 2013 was $30,656. The Accrued Balance for Mr. Forrester as of December 31, 2013, was $180,610.

Supplemental Life Insurance Agreement

Also on January 25, 2007, the Bank entered into a Supplemental Life Insurance Agreement with Mr. Forrester. The Supplemental Life Insurance Agreement documents an arrangement the Compensation Committee had approved on October 17, 2006, and pursuant to which the Bank had purchased life insurance policies on the life of Mr. Forrester and will divide the policy death proceeds with the beneficiary he designates. If Mr. Forrester dies while employed by the Bank, his beneficiary will be entitled to fifty percent of the amount by which the total death proceeds exceed the greater of the policy cash surrender value or the aggregate premiums paid by the Bank. Mr. Forrester’s designated beneficiary will not be entitled to any benefit if Mr. Forrester dies after the termination of his employment with the Bank.

Split Dollar Insurance Plan

On January 25, 2007, the Board of Directors of the Bank approved and adopted the River Valley Financial Split Dollar Insurance Plan. The plan authorizes the Bank to purchase life insurance policies on the lives of certain Bank employees selected to participate in the Plan and to divide the policy death proceeds with the beneficiary designated by the employee participant. If the participant dies while employed by the Bank, the participant’s beneficiary will be entitled to the lesser of (1) $100,000 or (2) the total death proceeds of the policy minus the greater of (a) the cash surrender value or (b) the aggregate premiums paid by the Bank. A participant’s designated beneficiary will not be entitled to any benefit under the plan if the participant dies after the termination of the participant’s employment with the Bank. The plan provides that it will be administered by the Bank’s Board of Directors, or a committee chosen by the Board. The plan administrator, in its sole discretion, will select the employees who will participate in the Plan. On January 25, 2007, the Bank’s Board of Directors, acting as the plan administrator, selected ten employees to participate in the Plan, including Anthony D. Brandon, Matthew P. Forrester, Mark A. Goley, Vickie L. Grimes and John M. Muessel, each of whom is an executive officer of River. In 2010, the Company added Robert E. Kleehamer as an additional participant, who is also an executive officer of River.

Compensation of Directors for 2013

The following table provides information concerning the compensation paid to or earned by the members of River’s Board of Directors other than Matthew P. Forrester for River’s last fiscal year, whether or not deferred.

Name (1)	Fees Earned or Paid in Cash ($)	Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

Lonnie D. Collins	$33,200	$1,846	$21,636	$56,682
Michael J. Hensley	27,650	1,227	—	28,877
Fred W. Koehler	43,325	2,390	36,095	81,810
Lillian Sue Livers, M.S., R.D.	27,875	—	—	27,875
Charles J. McKay	29,150	2,144	—	31,294

(1)	Information on Mr. Forrester, who is a Named Executive Officer, is included in the Summary Compensation Table.
(2)
This column includes any above-market earnings on deferred compensation to which the directors are entitled under their deferred compensation agreements. Interest accrues at a rate which is the lower of 10% per annum or the five-year average of the return on equity of River under these agreements, which was 7.72% in 2013. The applicable market rate of interest was 6.81% for 2013.

(3)	Includes payments made to these directors in 2013 under their deferred compensation agreements.

Directors of River are paid directors’ fees of $1,000 for each meeting attended.

All directors of the Bank are entitled to receive monthly director fees in the amount of $1,500 for their services. Mr. Koehler, in his capacity as Chairman, is paid an additional $1,350 per month. Mr. McKay, in his role as Audit Chair, is paid $250 additional fees for each Audit Committee meeting he attends, capped at $3,000 per year. Directors of the Bank also receive fees in the amount of $300 for each special meeting of the Board. Outside directors attending Loan Committee meetings are paid $75 for each such meeting. Mr. Collins is paid an additional $500 per month for his role as recording secretary for River and the Bank.  The Bank also has an Appointed Community Advisory Board consisting of five members of the Clark County, Indiana, area. Those members meet quarterly and are paid $500 per meeting attended. Total fees paid to or deferred by directors and community advisory members for the year ended December 31, 2013, were $177,100.

The Bank, pursuant to deferred compensation agreements, permits directors and directors emeritus to defer payment of some or all of their monthly directors’ fees or salary. Upon reaching the retirement age specified in their respective joinder agreements, directors who participate in the deferred compensation plan receive fixed monthly payments for a specific period ranging from 60 to 180 months, depending on the director’s election in his joinder agreement, but may also elect to receive their benefits in a lump sum in the event of financial hardship. The agreements also provide for death and disability benefits, and benefits upon a change in control of the Bank. In the event of a change in control, the directors receive their accrued benefit under the plan payable in a lump sum within 30 days of the change in control. For this purpose, change in control is defined as provided under “Employment Agreements” above. If Mr. Forrester had been entitled to a change of control payment under his deferred compensation agreement as of December 31, 2013, he would have received a payment of $315,647 within 30 days following the change in control.

The Bank has purchased paid-up life insurance on the lives of directors and directors emeritus  participating in the deferred compensation plan to fund benefits payable thereunder. In addition, the Bank has paid-up life insurance on officers and other management staff. The insurance is provided by Midland National Life Insurance Company, Great West Life & Annuity Insurance Co., Massachusetts Mutual Life Insurance Co., New York Life Insurance and Annuity Corp., Transamerica Life Insurance Co., West Coast Life Insurance Co., and Pacific Life Insurance Co. At December 31, 2013, the cash surrender value of the policies was carried on the books of the Bank at approximately $10,229,629. The Bank expensed $0 in connection with these agreements for the year ended December 31, 2013.

Transactions With Certain Related Persons

All lending decisions above board authorized limits for each loan officer of the Bank are presented to the Loan Committee of the Board of Directors of the Bank for their approval. Pursuant to written standard operating procedures, senior management must approve all extensions of credit to employees of the Bank. Requests above the senior officer authorized limits, and all requests originating from directors of the Bank are presented to the Loan Committee with the applicants removing themselves from the room and active discussion of the request.

The Bank follows a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law authorizes the Bank to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to all of its employees. The Bank offers loans to its executive officers, directors, principal shareholders and employees. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and their associates totaled approximately $1,690,972, or 4.91% of condolidated equity capital at December 31, 2013.

Proposal 2 — Approval of the River Valley Bancorp
2014 Stock Option and Incentive Plan

On February 18, 2014, the Board of Directors of River, upon the recommendation of the Stock Compensation Committee, unanimously adopted and recommended for approval by the shareholders of River, the 2014 Stock Option and Incentive Plan (the “2014 Plan”).

In structuring the 2014 Plan, the Board of Directors sought to provide for the broadest variety of awards that could be flexibly administered to carry out the purposes of the 2014 Plan. This authority will permit River to keep pace with changing developments in management compensation and make River competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the 2014 Plan will allow River to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The 2014 Plan grants the Stock Compensation Committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant. The number of shares available for issuance under the 2014 Plan is 150,000 shares of River’s Common Stock, without par value.

The following summary of the 2014 Plan is qualified by and subject to the more complete information set forth in the 2014 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the 2014 Plan is to advance the interests of River’s shareholders by enhancing River’s ability to attract, retain and motivate persons who are expected to make important contributions to River and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of River’s shareholders.

Eligible Persons

Employees and directors of River or its subsidiaries are eligible to participate in the 2014 Plan. The selection of participants is within the discretion of the Stock Compensation Committee. The Committee will select participants who, in the opinion of the Committee have a capacity for contributing in a substantial measure to the performance of River or its subsidiaries. At this time, the estimated number of persons who will be eligible to participate in the 2014 Plan is approximately 25.

Shares Available

The total number of shares of River’s Common Stock with respect to which awards may be made under the 2014 Plan is 150,000, subject to adjustment in certain events.

No individual participant may receive awards for more than 2,000 shares in any calendar year. If there is a lapse, expiration, termination, forfeiture or cancellation of any award prior to the issuance of shares or the payment of the cash equivalent therefor, or if shares are issued and thereafter are reacquired by River pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the 2014 Plan. Additionally, shares that are withheld by River in order to satisfy payment of the exercise price or any tax withholding obligation, and shares granted pursuant to an award agreement which is subsequently settled in cash rather than shares of Common Stock, may be subject to new awards under the 2014 Plan. Shares issued under the 2014 Plan may be authorized but unissued shares or treasury shares.

Administration of the 2014 Plan

The 2014 Plan will be administered by the Stock Compensation Committee. Subject to the terms of the 2014 Plan, the Committee has sole authority to administer the 2014 Plan, including, without limitation: selecting participants, determining the terms of the awards to be granted, establishing rules and procedures to administer the 2014 Plan, and interpreting the 2014 Plan.

Types of Awards

The 2014 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Awards may be granted singly or in combination as determined by the Committee:

Stock Options. Under the 2014 Plan, the Committee may grant awards in the form of either incentive or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. No incentive stock option granted under the 2014 Plan may be exercised more than ten years after the date of grant (or, in the case of a holder of 10% or more of River’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of River’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. No incentive stock option will be granted that would permit a participant to acquire, through the exercise of incentive stock options first exercisable in any calendar year, under all plans of River and its subsidiaries, shares having an aggregate fair market value (determined as of the time any incentive stock option is granted) in excess of $100,000. The Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted. It is anticipated that the Committee will, but is not required to, establish an exercise price for non-qualified stock options that is equal to the fair market value of the stock at the time the options are granted.

To exercise an option, the participant must provide written notice to River. The option price may, at the sole discretion of the Committee, be paid by a participant in cash or shares of Common Stock owned by the participant for at least six months or any combination thereof. Under certain circumstances, the 2014 Plan permits optionees to exercise their options by delivering a notice to their broker to deliver to

River the total option price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of any withholding tax obligation of River.

Stock options granted under the 2014 Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Generally, and unless provided otherwise in an award, if a participant’s continuous service with River or a subsidiary is terminated by River for cause, or is terminated by the participant for any reason other than death, disability, or retirement, such participant’s options will terminate immediately. Unless the terms of an award provide otherwise, in the event of death, disability or retirement, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, at any time during the remaining term of such option. In the event a participant ceases to maintain continuous service with River for any other reason, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, but only within the three-month period immediately succeeding the date of cessation of continuous service and in no event after the expiration date of the options. Notwithstanding the foregoing, no incentive stock option may be exercised more than three months after the participant’s cessation of continuous service for any reason other than death or disability.

Stock Appreciation Rights (SARs). The 2014 Plan authorizes the Committee to grant an SAR independently of, or in tandem with, a stock option. An SAR is a right to receive payment equal to 100% of the excess of: (1) the fair market value per share of Common Stock on the date of exercise of such right multiplied by the number of shares with respect to which the right is being exercised, over (2) the aggregate exercise price for such number of shares. Proceeds from SAR exercises will be paid in shares of Common Stock (or, to the extent permitted under the 2014 Plan, in cash or Common Stock, or a combination thereof, all in the discretion of the Committee).

An SAR granted in tandem with a stock option must be granted at the time of the grant of the related stock option. Each SAR granted in tandem with a stock option will be exercisable at the time, in the manner and to the extent the stock option to which it relates is exercisable. Upon the exercise of an SAR granted in tandem with a stock option, the stock option (or portion thereof) with respect to which such right is exercised will be surrendered and shall not be exercisable. Each independent SAR will be exercisable according to the terms and conditions established by the Committee.

Restricted Shares. The Committee may grant awards of restricted stock, in which case the grantee would be granted shares of Common Stock, subject to such forfeiture provisions and transfer restrictions as the Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted stock would be held by River, but the grantee generally would have all the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon. The Committee may also condition the vesting of restricted stock on the attainment of specified performance goals.

While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period of time, the 2014 Plan does not set forth any minimum or maximum duration for such provisions and restrictions. The Committee would have the authority to accelerate or remove any or all of the forfeiture provisions and transfer restrictions on the restricted stock prior to the expiration of the restricted period. If the grantee ceases to be employed by River for any reason other than death, disability or retirement prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted stock will be returned to River. In the event of death or disability prior to the expiration of the forfeiture provisions and transfer restrictions, a ratable portion of the restricted stock will become fully vested.

Unrestricted Stock. The Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to River or any other reason as the Committee determines is appropriate.

Performance Shares and Performance Units. The Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Committee (including net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, and total return to shareholders) are achieved over a designated period of time. The Committee shall have the discretion to satisfy a participant’s performance shares or performance units by delivery of cash or stock or any combination thereof.

Amendment and Termination

The Board may at any time terminate or amend the 2014 Plan, subject to certain rights of participants with respect to any outstanding awards. No amendments to the 2014 Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Exchange Act, Section 422 of the Internal Revenue Code or the rules of any applicable stock exchange or quotation system. Unless previously terminated by the Board, no further awards may be made under the 2014 Plan after ten years from the date of its adoption.

Adjustments

The 2014 Plan contains provisions for equitable adjustment of awards by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in River’s capital.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the 2014 Plan. The summary is based on certain facts, assumptions, and current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be conclusive or exhaustive, and should not be relied upon as a substitute for appropriate tax advice.

Limitation on Amount of Deduction. River generally will be entitled to a tax deduction for awards under the 2014 Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Internal Revenue Code contains special rules regarding the federal income tax deductibility of compensation paid to River’s Chief Executive Officer and to each of the other four most highly compensated executive officers of River. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as “performance-based compensation” under Section 162(m). The 2014 Plan has been designed to permit the Stock Compensation Committee to grant awards which qualify for deductibility under Section 162(m).

Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum federal tax rate on “net capital gains” from the sale or exchange of capital assets is currently 20%, although if a taxpayer’s income falls in the 10% to 15% margin income tax bracket, that rate is 0% and if it falls in the 25% to 35% margin income tax bracket, it is 15%. In addition, the capital gains of high-income earners are subject to a net investment income tax of 3.8%. “Net capital gain” is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be “long-term” if the capital asset was held for more than one year and “short-term” if the capital asset was held for one year or less. The marginal tax rate applicable to ordinary income can range up to 39.6%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

Nonqualified Stock Options. A grantee who receives a non-qualified stock option generally does not recognize taxable income upon the grant of the option, and River is not entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such ordinary income will be treated as compensation to the grantee subject to applicable income, FICA, and FUTA reporting and withholding requirements. River is generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in value after the time of exercise will be taxable to the grantee as capital gain and will not result in a deduction by River.

The grantee will be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the grantee’s basis in the shares, the grantee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the grantee’s basis in the shares, the grantee will recognize long-term or short-term capital loss depending on how long the shares were held. The grantee’s basis in the option shares will equal the amount of ordinary income recognized by the grantee upon exercise of the option, plus any cash paid to exercise the option.

Incentive Stock Options. A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and River is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. River will not be entitled to a deduction with respect to any item of tax preference.

A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the grantee as a long-term or short term capital gain, depending on how long the option shares were held. River is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

Restricted Stock. A grantee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will River be entitled to a tax deduction at that time, unless the grantee makes an election under Section 83(b) of the Internal Revenue Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the grantee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed, over the amount, if any, paid for such shares. If River complies with applicable reporting requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the grantee. Such deduction would be available in the year in which the income is taxable to the grantee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the grantee’s holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of River) with respect to restricted stock during the restricted period would constitute taxable compensation to the grantee and River would be entitled to a deduction at the same time and in the same amount.

Pursuant to the provisions of Section 83(b) of the Internal Revenue Code, a grantee who receives restricted stock may elect to be taxed at the time of the award, if permitted by River. If River so permits and the grantee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the grantee, will be taxed to the grantee as taxable compensation and will be deductible by River. Dividends paid with respect to the shares during the restricted period will be taxable as dividends to the grantee and not deductible by River. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the grantee will be entitled to a capital loss deduction.

Stock Appreciation Rights (SARs). Stock appreciation rights are a non-qualified deferred compensation technique under which service providers (usually executives) can elect to either exercise a stock option or take a bonus equal to the value of the stock’s appreciation. When the income is received, the grantee reports ordinary income and River claims a compensation expense deduction.

Performance Shares, Performance Units. A grantee who receives a performance share or unit will not realize taxable income at the time of the grant, and River will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and River will have a corresponding tax deduction.

Change in Control

In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a “change in control” (as defined in the 2014 Plan) of River, the forfeiture provisions and transfer restrictions applicable to such stock lapse and the stock will become fully vested with the recipient. If the employment of a recipient of performance shares or performance units is involuntarily terminated within 18 months following a change in control, the recipient will be entitled to a pro rata payment with respect to such award to the same extent as if the recipient died or became disabled, subject to compliance with certain provisions of the Internal Revenue Code. In addition, in the event of a tender offer or exchange offer for Common Stock (other than by River) or upon the occurrence of certain other events constituting a change in control, all option awards granted under the 2014 Plan shall become exercisable in full, unless previously exercised or terminated. For this purpose, a change of control includes a person or persons acquiring 25% or more of River’s outstanding shares, a transaction resulting in the current directors of River ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which River ceases to be an independent publicly-owned entity or in which River sells all or substantially all of its assets.

Other Information

No awards have been granted under the 2014 Plan. The awards to be granted under the 2014 Plan in the future are not determinable.

On March 12, 2014, the closing price of River’s Common Stock was $26.20 per share.

The Board of Directors recommends a vote FOR the adoption
of the 2014 Stock Option and Incentive Plan.

The following table sets forth certain information pertaining to River’s equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders	14,066	(1)	$ 17.29		26,820
Equity compensation plans not approved by security holders		(2)		(2)	10,330
Total	14,066		$ 17.29	(3)	37,150

(1)	River Valley Bancorp Stock Option Plan.
(2)
The Company maintains the River Valley Bancorp Recognition and Retention Plan and Trust (“RRP”). As of December 31, 2013, 1,900 RRP shares had been granted to management but were not yet vested. In addition, 82,990 RRP shares were granted to management and were fully vested. The Company is authorized to make awards of up to a total of 95,220 shares under the RRP.

(3)	The total in Column (b) includes only the weighted-average price of stock options, as the restricted shares awarded under the RRP plan have no exercise price.

Proposal 3 — Ratification of Auditors

The Board of Directors recommends that the shareholders ratify at the Annual Meeting the appointment of BKD, LLP (“BKD”), certified public accountants, as independent auditors for the fiscal year ending December 31, 2014. BKD was engaged to serve as auditors for River for the first time in 2000. A representative of BKD is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of River’s financial statements for the fiscal year ended December 31, 2013, included in River’s Shareholder Annual Report on Form 10-K accompanying this Proxy Statement (“2013 Audited Financial Statements”):

The Committee has reviewed and discussed River’s 2013 Audited Financial Statements with River’s management.

The Committee has discussed with its independent auditors, BKD, the matters required to be discussed by Statement on Auditing Standards 16, which include, among other items, matters related to the conduct of the audit of River’s financial statements.

The Committee has received written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors’ independence from River. The Committee considered whether the provision of services by its independent auditors, other than audit services including reviews of Forms 10-Q, is compatible with maintaining the auditors’ independence.

Based on review and discussions of River’s 2013 Audited Financial Statements with management and with the independent auditors, the Audit Committee recommended to the Board of Directors that River’s 2013 Audited Financial Statements be included in River’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

This Report is respectfully submitted by the Audit Committee of River’s Board of Directors.

Audit Committee Members
Michael J. Hensley
Lillian Sue Livers
Fred W. Koehler
Charles J. McKay

Accountant’s Fees

Audit Fees. The firm of BKD served as River’s independent public accountants for each of the last two fiscal years ended December 31, 2012 and 2013. The aggregate fees billed by BKD for the audit of River’s financial statements included in its annual report on Form 10-K and for the review of its financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended December 31, 2012 and 2013, were $118,350 and $92,000, respectively.

Audit-Related Fees. BKD billed no fees for assurance and related services by BKD that are reasonably related to the audit or review of River’s financial statements and that were not covered by the Audit Fees disclosure above for the years ended December 31, 2012 or 2013.

Tax Fees. The aggregate fees billed in each of fiscal 2012 and 2013 for professional services rendered by BKD for tax compliance, tax advice or tax planning were $17,100 and $20,000, respectively.

All Other Fees. In 2012 and 2013, there were no other fees billed by BKD.

Board of Directors Pre-Approval. River’s Audit Committee formally adopted resolutions pre-approving River’s engagement of BKD to act as its independent auditor for the last two fiscal years ended December 31, 2013. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of BKD will be made by the Audit Committee and all non-audit and audit services to be rendered by BKD will be pre-approved by the Audit Committee. The Audit Committee pre-approved all services performed for 2013. River’s independent auditors performed all work described above with their full-time, permanent employees.

Proposal 4 — Advisory Vote on 2013 Compensation of
Our Named Executive Officers

Background

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our Board of Directors is submitting a “Say on Pay” proposal for shareholder consideration. While the vote on 2013 executive compensation is non-binding and solely advisory in nature, our Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Objectives of Executive Compensation Program. The objectives of the Compensation Committee with respect to executive compensation are the following:

(1)
provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to River’s long-term success;

(2)	reward executive officers based upon their ability to achieve short-term and long-term strategic goals and objectives and to enhance shareholder value; and

(3)
align the interests of the executive officers with the long-term interests of shareholders by granting equity awards which will become more valuable to the executives as the value of River’s shares increases.

During the past five years, River has operated in a challenging environment marked by uncertainty and volatility. Nationally, unemployment reached unprecedented levels for modern times. The economic downturn was led by housing with dramatic declines in home prices, increasing foreclosures, rising consumer and commercial loan delinquencies and significant write-downs of asset values by financial institutions. Despite this scenario, River had profitable years in 2012 and 2013.

Because of the adverse financial situation, the Compensation Committee adopted a responsible approach to executive compensation that allowed it to maintain a degree of flexibility to deal with the current economic conditions while remaining committed to its core philosophy of paying for performance and aligning executive compensation with shareholder interests. During the past five years, the Compensation Committee took several actions to align executive compensation with shareholder interests in this challenging environment, including the following:

•
Salary increases were modest in 2012 based on a comprehensive review of River’s compensation programs in 2011. As a result of that review, River adopted a new incentive plan which placed a higher priority on shareholder interests. In 2013, larger increases in compensation and favorable incentive awards were made to the executive officers because of the significantly improved financial performance of River during 2013.

•
In 2013, River engaged Blanchard Consulting Group (the “Group”) to perform a comprehensive review of River’s incentive program and executive compensation. River intends to perform similar compensation reviews every other year. The Group was retained at the recommendation of the Compensation Committee and was asked to provide appropriate peer group compensation information for River to review and consider. River is not aware of any conflict of interest raised by the engagement of the Group by River.

•	River has not made any awards of stock options to executive officers since September, 2008, and only one grant of 1,500 restricted shares on September 20, 2011, to Anthony Brandon since 2008.

•
River adopted amendments to its Compensation Committee charter which authorize the hiring by the committee members of independent advisors, including attorneys, to assist the Committee in carrying out its responsibilities.

•	River amended its insider trading policy to prohibit hedging transactions by its directors, officers and employees.

•
River adopted a Clawback Policy to allow the Board of Directors to recoup any excess incentive compensation paid to its executive officers if the financial results on which the awards were based are materially restated due to noncompliance with financial reporting requirements and the incentive compensation was paid during the three-year period prior to such restatement. See “Executive Compensation-Clawback Policy.” It is reviewed and renewed annually by the Board of Directors.

•	River has no agreements with its executives that provide for the reimbursement of taxes owed with respect to any compensation.

Despite these actions, River has been able to retain key executives who believe in the long-term prospects of River and are willing to tie their compensation to achieving the performance goals established by the Compensation Committee.

The Board of Directors believes River’s compensation programs are well tailored to recruit and retain key executives while recognizing and sharing the sacrifices River’s shareholders have made.

Please review this proxy statement and consider the following proposal:

“RESOLVED that River’s shareholders approve, on an advisory basis, the 2013 compensation of the Named Executive Officers, as disclosed in River’s Proxy Statement for the 2014 Annual Meeting of Shareholders, including compensation set forth or described in the Summary Compensation Table for 2013 and the other related tables and disclosures.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires that River’s officers and directors and persons who own more than 10% of River’s Common Stock file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish River with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of the forms it received, and/or written representations from reporting persons that no Forms 5 were required for those persons, River believes that during the fiscal year ended December 31, 2013, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were satisfied in a timely manner, except that Lillian Sue Livers, a director of River, reported the purchase of 94 shares of Common Stock at $15.20 per share and 106 shares of Common Stock at $15.15 per share approximately three years and four months late, respectively, and the purchase of 21 shares at $15.72 per share approximately six years and one month late.

Shareholder Proposals

If a shareholder wishes to have a proposal presented at the next Annual Meeting of River and included in the Proxy Statement and form of proxy relating to that meeting, River must receive the proposal at its main office no later than November 18, 2014.

A shareholder proposal submitted for presentation at the Annual Meeting but not for inclusion in River’s proxy statement and form of proxy, will normally be considered untimely if it is received by River later than 120 days prior to the Annual Meeting. If, however, River provides shareholders less than 130 days’ notice or prior public disclosure of the date of the next Annual Meeting (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-Laws, if the Annual Meeting is held on such date), a proposal shall be considered untimely if it is received by River later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made. If River receives notice of the proposal after that time, each proxy that River receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in River’s proxy statement for the next Annual Meeting.

Proposals should be sent to the attention of the Secretary of River at 430 Clifty Drive, P.O. Box 1590, Madison, Indiana 47250. All shareholder proposals are subject to the requirements of the proxy rules under the Securities Exchange Act of 1934 and River’s Articles of Incorporation, By-Laws and Indiana law.

Other Matters

Management is not aware of any business to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the proxies solicited by this Proxy Statement will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

River will bear the cost of solicitation of proxies. River will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of River may solicit proxies personally or by telephone without additional compensation.

We urge each shareholder to complete, date and sign the proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

Matthew P. Forrester

March 18, 2014

Appendix A

RIVER VALLEY BANCORP
2014 STOCK OPTION AND INCENTIVE PLAN

1. Plan Purpose. The purpose of the Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company, (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentives to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Code, to the extent applicable.

2. Definitions. The following definitions are applicable to the Plan.

“Affiliate” — means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” — means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Unrestricted Stock, Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights or any combination thereof, as provided in the Plan.

“Board” — means the Board of Directors of the Company.

“Change in Control” — means each of the events specified in the following clauses (i) through (iii): (i) any third “person” (including a group), as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

“Code” — means the Internal Revenue Code of 1986, as amended.

“Committee” — means the Committee referred to in Section 3 hereof.

“Company” — means River Valley Bancorp, an Indiana corporation.

“Continuous Service” — means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

“Director” — means any individual who is a member of the Board of the Company or any Affiliate.

“Disability” — means, with respect to a Participant, a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months and that entitles the Participant to income replacement benefits under the disability plan of the Company or any of its Affiliates.

“Employee” — means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” — means the Securities Exchange Act of 1934, as amended.

“Exercise Price” — means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

“Incentive Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Section 422 of the Code.

“Market Value” — means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

“Non-Qualified Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

“Option” — means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” — means any individual selected by the Committee to receive an Award.

“Performance Criteria” — means any of the following areas of performance of the Company, or any Affiliate, as determined under generally accepted accounting principles or as reported by the Company: (i) earnings per share; (ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) revenues; (x) cost reduction goals; (xi) market share; (xii) total return to shareholders; (xiii) improvements in the Company’s credit quality as measured by changes to the Company’s allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xiv) fee income; (xv) net interest income; (xvi) growth in loans; and (xvii) growth in deposits.

“Performance Goal” — means if the Performance Shares, Performance Units or Restricted Stock is intended to comply with Code Section 162(m), an objectively determinable performance goal established by the Committee with respect to a given award of Performance Shares, Performance Units or Restricted Stock that is based on one or more Performance Criteria and if the Performance Shares, Performance Units or Restricted Stock are not intended to comply with Code Section 162(m) any performance goal established by the Committee based on any performance criteria.

“Performance Cycle” — means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.

“Performance Shares” — means Shares awarded pursuant to Section 12 of the Plan.

“Performance Unit” — means an Award granted to a Participant pursuant to Section 12 of the Plan.

“Plan” — means this 2014 Stock Option and Incentive Plan of the Company.

“Reorganization” — means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

“Restricted Period” — means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

“Restricted Stock” — means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 10 hereof, so long as such restrictions are in effect.

“Retirement” — means, with respect to a Participant, the termination of the Participant’s status as an Employee, for any reason other than death, after having attained age 65.

“Securities Act” — means the Securities Act of 1933, as amended.

“Shares” — means the Common Stock, without par value, of the Company.

“Stock Appreciation Rights” — means an Award granted to a Participant pursuant to Section 11 the Plan.

“Unrestricted Stock” — means Shares awarded to a Participant by the Committee without any restrictions.

3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom shall be a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish from time to time procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. The Committee shall, without limitation, have authority to accelerate the vesting of Awards made hereunder and to make amendments or modifications of the terms and conditions (including exercisability of the Awards) relating to the effect of termination of employment or service of a Participant.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4. Participants. The Committee may select from time to time Participants in the Plan from those Directors or Employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5. Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

6. Shares Subject to Plan. Subject to adjustment by the operation of Section 13 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 150,000 Shares, all of which may be subject to grants of Incentive Stock Options. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 2,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

7. General Terms and Conditions of Options. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the Exercise Price, which shall not be less than the Market Value per Share on the date the Option is granted, (b) the number of Shares subject to, and the expiration date of, any Option, (c) the manner, time and rate (cumulative or otherwise) of exercise of such Option, (d) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option, (e) the conditions, if any, under which a Participant may transfer or assign Options, and (f) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

8. Exercise of Options.

(a)  Except as provided in Section 16, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 8, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

(b)  To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment shall be made either (i) in cash (including by check, bank draft or money order), (ii) by delivering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price, (iii) a combination of cash and such Shares, (iv) if the Participant may do so in conformity with Regulation T (12 C.F.R. § 220.3(e)(4)) without violating § 16(b) or § 16(a) of the Exchange Act, pursuant to a broker’s cashless exercise procedure, by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the total option price, in cash and, if desired, the amount of any taxes to be withheld from the Participant’s compensation as a result of any withholding tax obligation of the Company or any of its Affiliates, as specified in such notice, or (v) by any other means determined by the Committee in its sole discretion.

(c)  If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, Disability or Retirement, all rights under any Option of such Participant shall terminate immediately upon such cessation of Continuous Service. If the Continuous Service of a Participant is terminated by reason of death, Disability or Retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 8, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

(d)  In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(e)  Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

9. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option shall be granted more than ten years after the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted, (b) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (c) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, (d) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000, and (e) no Incentive Stock Option may be exercised more than three months after the Participant’s cessation of Continuous Service for any reason other than death or Disability. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years after the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

10. Terms and Conditions of Unrestricted Stock and Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Stock and Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (e) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10. Unless the Committee otherwise specifically provides in the applicable instrument evidencing the grant of Restricted Stock, an Award of Restricted Stock will be subject to the following provisions:

(a)  At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The vesting of Restricted Stock may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 12) within specified Performance Cycles. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 10 and Section 13 hereof, the Participant as owner of such Shares shall have all the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b)  Except as provided in Section 15 hereof, if a Participant ceases to maintain Continuous Service for any reason other than death, Disability or Retirement, unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death, Disability or Retirement, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion (as hereinafter defined) of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The “Ratable Portion” shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant’s death, Disability, or Retirement reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death, Disability, or Retirement of the Participant.

(c)  Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2014 Stock Option and Incentive Plan of the Corporation, and an Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of the Corporation.”

At the expiration of the restrictions imposed by paragraph (a) of this Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10.

(d)  At the time of an award of Shares of Restricted Stock, the Participant shall enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and containing such other matters as the Committee shall in its sole discretion determine.

(e)  At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed in accordance with paragraph (a) of this Section 10 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at such rate per annum as the Committee may, in its discretion, determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

11. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights independently of or in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:

(a)  A Stock Appreciation Right may be made part of an Option at the time of its grant.

(b)  Each Stock Appreciation Right will entitle the holder to elect to receive an amount in Shares (or, to the extent permitted under Section 24, in cash or in Shares, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

(i)  the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over

(ii)  the aggregate Market Value for such number of Shares as of the date the Stock Appreciation Right was granted.

(c)  Each Stock Appreciation Right connected to an Option will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable. Each independent Stock Appreciation Right will be exercisable according to the terms and conditions established by the Committee in the instrument evidencing the Award.

(d)  Upon the exercise of a Stock Appreciation Right connected to an Option, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Exercise of such a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.

12. Performance Shares and Performance Units.

(a)  The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of any one or combination of Performance Goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee.

(b)  In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

(c)  As determined in the discretion of the Committee, Performance Goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

(d)  At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

(e)  The grant of an Award of Performance Shares or Performance Units will be evidenced by an instrument containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code Section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

(f)  If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

(g)  If the Award of Performance Shares or Performance Units are intended to comply with Section 162(m) of the Code, the Committee shall take such additional actions, within the time periods, specified therein.

13. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

14. Effect of Reorganization. Unless otherwise provided by the Committee in the instrument evidencing an Award, Awards will be affected by a Reorganization as follows:

(a)  If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 10(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom an Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise the Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

(b)  If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Participant shall be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization (the “Acquisition Consideration”); (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received, which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof; (iii) each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates ( or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof); and (iv) each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award.

15. Effect of Change in Control.

(a)  If the Continuous Service of any Participant is involuntarily terminated, for whatever reason, at any time within 18 months after a Change in Control, unless the Committee shall have otherwise provided in the instrument evidencing the Award, (i) any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded; and (ii) with respect to Performance Shares and Performance Units, the Participant shall be entitled to receive a pro rata payment to the same extent as if the Participant ceases Continuous Service by reason of death, Disability or Retirement under Section 12 of the Plan. In the event, however, of a Change in Control that does not qualify as a “change in control” under Code section 409A and its interpretive regulations, a Participant shall not receive a pro rata payment for its Performance Shares or Performance Units until the occurrence of a distribution event that meets Code section 409A standards.

(b)  If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

16. Assignments and Transfers. Except as otherwise determined by the Committee, neither any Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

17. No Implied Rights. No officer, Director, Employee or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant and no officer, Director, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

18. Delivery and Registration of Stock. The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities law. It may be provided that any such representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

19. Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

20. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner adversely affect the rights of any Participant who has been granted an Award pursuant to the Plan, without the consent of the Participant to whom the Award was granted.

21. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years after the date of adoption unless sooner terminated under Section 20 hereof.

22. Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.

23. Shareholder Rights. Except to the extent provided with respect to an Award of Restricted Stock in accordance with Section 10, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

24. Code Section 409A Standards. The Plan, and all Awards and all instruments evidencing Awards pursuant to the Plan, shall be effected, interpreted, and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations (the “Section 409A Standards”). To the extent that any terms of the Plan, an instrument evidencing an Award, or an Award would subject any Participant to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by the applicable Section 409A Standards.

REVOCABLE PROXY RIVER VALLEY BANCORP

ANNUAL MEETING OF SHAREHOLDERS APRIL 16, 2014
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Hensley, with full power of substitution, to act as attorney and proxy for the undersigned to vote all shares of common stock of River Valley Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 430 Clifty Drive, Madison, Indiana, on Wednesday, April 16, 2014, at 3:00 P.M. local time, and at any and all adjournments thereof, as follows:

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD APRIL 16, 2014

THE ANNUAL REPORT TO SHAREHOLDERS AND THE PROXY STATEMENT ARE AVAILABLE AT:
HTTP://WWW.CFPPROXY.COM/5503
Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTATGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	The election as directors of the nominees listed below:	For ☐	With- hold ☐	For All Except ☐	2.	Proposal to approve the River Valley Bancorp 2014 Stock Option and Incentive Plan	For ☐	Against ☐	Abstain ☐
	Nominees:
	Michael J. Hensley Lillian Sue Livers, M.S., R.D. (each for a three-year term)				3.	Approval and ratification of the appointment of BKD, LLP as auditors for River Valley Bancorp for the fiscal year ended December 31, 2014.	For ☐	Against ☐	Abstain ☐

					4.	Approval, on an advisory basis, of the executive compensation of the named executive officers included in the proxy statement for the annual meeting.	For ☐	Against ☐	Abstain ☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:						THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy may be revoked at any time prior to the voting thereof.

						The undersigned acknowledges receipt from River Valley Bancorp, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

						In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.
Please be sure to date and sign this proxy card in the box below.		Date
Sign above Co-holder (if any) sign above
						THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 and 4.
When shares are held by joint tenants, both should sign.  Executors, administrators, trustees, etc. should give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer.

IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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